Exhibit 10.17

ZAPATA ENTERPRISE SOLUTION SUBSCRIPTION AGREEMENT

This Zapata Enterprise Solution Subscription Agreement is entered by and between:

Zapata Computing, Inc.

100 Federal Street, 20th Floor

Boston, MA 02110

(“Zapata”) and

Andretti Autosport Holding Company, Inc.

7615 Zionsville Rd

Indianapolis, IN 46268

(“Andretti”)

(Zapata and Andretti each a “Party” and collectively the “Parties”).

This Agreement consists of this signature page (“Signature Page”) and the following, which are incorporated into this Agreement by this reference:

1.	An order form that incorporates the terms of this Enterprise Solution Subscription Agreement and is fully executed by all Parties (“Order Form”);

2.	The Terms and Conditions (“Terms and Conditions”); and

3.	Any amendment to any of the foregoing that references the specific provisions of document being amended and is fully executed by all Parties (“Amendment”).

Collectively, the foregoing shall constitute the “Agreement”.

In case of a conflict or inconsistency between the terms of this Agreement or any other document associated with the applicable Order Form (e.g., an invoice or purchase order), the terms of the Terms and Conditions shall control unless the applicable Order Form or Amendment (i) makes reference to the specific section of this Terms and Conditions to be affected, and (ii) is signed by an authorized representative of each Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

Zapata Computing, Inc.		Andretti Autosport Holding Company, Inc.

By:	/s/ Christopher Savoie	By:	/s/ J-F Thormann
Name:	Christopher Savoie	Name:	J-F Thormann, President
Title:	CEO	Date:	February 10, 2022
Date:	February 10, 2022

Zapata Computing, Inc.

TERMS AND CONDITIONS

1.	Definitions

In addition to the capitalized terms defined in the applicable Order Form, for the purposes of this Agreement, the following definitions shall apply:

1.1

“Affiliates” shall mean any person or entity directly or indirectly Controlling, Controlled by or under common Control with a Party to the Agreement, where “Control” means the beneficial ownership of at least fifty percent (50%) of the equity interests of, or the legal power to direct or cause the direction of the general management of the company, partnership or other legal entity.

1.2

“Andretti Materials” means (a) Content, including but not limited to, wind tunnel data, shaker data, bench test rig data, simulation data, driver in loop (“DIL”) data, and race simulation data, or Model Training Data (other than Common Elements) that Andretti provides to Zapata for processing, storage, or hosting by or in connection with Andretti’s use of the Orquestra Technology or Zapata’s performance of the Enterprise Solution Services; (b) tools, application programming interfaces (“APIs”), SDKs, and applications developed by Andretti to translate, format, and display data from Andretti’s source and ultimately to bespoke Andretti specific result storage and display methods; and (c) any Results.

1.3

“Andretti Third Party Materials” means Content of a third party made available by Andretti, including but not limited to, telemetry and timing scoring data or any materials, licenses, software, hardware or other components provided by Andretti to Zapata for use in connection with this Agreement.

1.4

“Confidential Information” means information and technical data derived from or disclosed to a Receiving Party or affiliates of the Receiving Party by the Disclosing Party or its employees, vendors, customers, representatives, affiliates, agents and other independent contractors during the performance of obligations under this Agreement and which is not generally known to the public, including the Disclosing Party’s customers or competitors or any customers or competitors of any affiliate of the Disclosing Party. Examples of Confidential Information include, but are not limited to information or data disclosed in oral, written, graphic or machine-readable form, or in forms otherwise embodying or displaying such information, or which is visible or audible to Receiving Party by virtue of the Receiving Party visiting or performing its obligations at a facility controlled by the Disclosing Party or an affiliate of the Disclosing Party, subsidiaries, agents or subcontractors, or by having access to the Disclosing Party’s systems including, but not limited to, business plans, specifications, designs, methods, processes, ideas, concepts, drawings, software, pricing, operational plans and know-how, employee information, shareholder information, vendor information, customer information, and consumer information.

1.5	“Common Elements” means data or other elements which may be used as Model Training Data but which are not confidential or proprietary to a Party.

1.6	“Content” means data, measurements, statistics, text, audio, video, or images.

1.7	“Disclosing Party” means a Party to this Agreement that discloses Confidential Information to the other Party for the purposes of this Agreement.

1.8	“Documentation” means the instructions, manuals, training videos, and other materials provided by Zapata for the purpose of explaining the use of the Zapata Software.

1.9	“Effective Date” means February 10, 2022.

1.10	“Enterprise Solution” means the Orquestra Technology and the Enterprise Solution Services identified in the applicable Order Form.

1.11	“Enterprise Solution Services” means those consulting, design and development services set forth in the applicable Order Form.

1.12

“Feedback” means any creative ideas, suggestions, inventions, or materials provided by one Party to the other Party concerning such other Party’s goods or services, but excludes any information provided by Zapata as part of the Enterprise Solution Services performed under this Agreement, including but not limited to any Zapata Materials such as reports prepared for the purpose of improving Andretti’s goods or services.

1.13

“Force Majeure Event” means, with respect to a Party, any strike or other labor dispute, riot, war, insurrections, act of terrorism, Acts of God, any natural disaster, pandemic, fire, explosion, act of government or governmental agency or instrumentality (including the denial or cancellation of any export or other necessary license) or any

Zapata Computing, Inc.

sanctioning body with jurisdiction over a Party, or other contingency beyond the reasonable control of a Party, which in any such case interferes with, or prevents, the fulfillment by such Party of its obligations hereunder. The Parties acknowledge that as a result of the Coronavirus (COVID-19) the world is experiencing continued lockdowns, closures, event cancellations and other unforeseen disruptions.

1.14

“Intellectual Property Rights” or “IPR” means any and all intellectual and industrial property rights, copyrights, moral rights, trade secrets, patent rights, rights in inventions, trademarks, trade names, and service marks, modifications, derivations, improvements or adaptations thereof, and including, where applicable, any applications therefor, and including applications for, and registrations, extensions, renewals, and re-issuances of, the foregoing.

1.15

“Model(s)” refers to the output of a machine learning algorithm or combination of learning algorithms. A model makes predictions or takes decisions without being explicitly programmed to do so and is trained by the machine learning algorithm using Model Training Data.

1.16	“Model Training Data” means specific data or other inputs used to improve or validate the Results generated by the application of a Model to a particular use case.

1.17

“Open Source Software” means software included within or used by the Zapata Software that is not proprietary to Zapata and is subject to a third party open source license, specifically including the software identified at http://docs.orquestra.io/other-resources/oss-declaration/.

1.18	“Orquestra Technology” means any Zapata Software, Updates, and Zapata Materials, made available to Andretti under the applicable Order Form.

1.19	“Receiving Party” means a Party to this Agreement that receives Confidential Information from the other Party for the purposes of this Agreement.

1.20

“Residuals” means information in a non-tangible form which may be retained in the un-aided memory by persons who have access to the Confidential Information, including ideas, concepts, know-how, or techniques contained therein.

1.21

“Results” means reports, diagrams, pictures, graphs, charts or other tangible artifacts generated through use and operation of the Zapata Software. Results do not include any updates to or enhancements of Models provided by or on behalf of Zapata regardless of whether such updates or enhancements are generated in whole or in part through Zapata Software.

1.22

“Subcontractor” means a third party hired by Zapata for the purpose of performing a portion of the Enterprise Solution Services, but excludes third parties whose goods or services are treated as an out-of-pocket expense in connection with the Enterprise Solution Services, whether paid by Andretti or paid by Zapata as a courtesy to Andretti, including vendors of cloud services or quantum hardware or simulators or other processing resources.

1.23

“User” means any individual or entity that, directly or indirectly through another, accesses or uses the Orquestra Technology under Andretti’s account or otherwise through Andretti. Unless otherwise agreed in writing by Zapata, Users must be employees or individual subcontractor personnel of Andretti or Andretti’s Affiliates acting within the scope of their contract solely for the benefit of Andretti. Users shall be considered agents of Andretti and Andretti shall be responsible for all actions of its Users.

1.24

“Zapata Materials” means the materials that Zapata (or any party on behalf of Zapata) creates or makes available as part of or related to the Enterprise Solution, including without limitation any work product, Documentation, Content, application programming interfaces (“APIs”), SDKs, works of authorship, and other materials, including without limitation, inventions, designs, improvements, suggestions, product definitions or structures, Models, drawings, diagrams, graphics, photographs, notes, information, reports, documents, templates, test results, studies, databases, specifications, trading and business methods, technical, business and product plans, tools, methodologies, processes, techniques, workflows, analytical frameworks, algorithms, know-how, processes, products, documentation, abstracts and summaries thereof. Zapata Materials does not include Zapata Third Party Content.

1.25

“Zapata Software” means any software proprietary to Zapata whether accessible through a cloud-hosted environment, install-based environment or otherwise, including without limitation Orquestra Suites, QuantumOps, Orquestra Applications, Orquestra Edge, Quantum Micro, Orquestra Studio, Orquestra Platform, and any other Orquestra software applications or elements now in existence or hereinafter created, as identified in an Order Form.

Zapata Computing, Inc.

1.26

“Zapata Third Party Content” means Content of a third party made available on developer forums, sample code repositories, public data repositories, community-focused areas of the Zapata website, or any other part of the Zapata website that allows third parties to make available software, products, or data.

1.27

“Zapata Third Party EULA” means the end user license or similar agreement, if any, that accompanies or pertains to the Zapata Third Party Materials and which governs the use of or access by Andretti and/or the Users to the applicable Zapata Third Party Materials.

1.28	“Zapata Third Party Materials” means, collectively, Zapata Third Party Software, Zapata Third Party Content, and Zapata Third Party Quantum Systems.

1.29	“Zapata Third Party Quantum Systems” means third party software, hardware, networks, or other technologies or systems designed for use in quantum computing, quantum simulations, or analysis.

1.30	“Zapata Third Party Software” means any and all third party software procured by or licensed to Zapata.

2.	Term and Termination

2.1

Term. The term of the Agreement shall begin on the Effective Date and shall continue for so long as an applicable Order Form remains in effect, unless earlier terminated pursuant to this Section 2 (the “Term”).

2.2

Termination. In addition to any other remedy set forth in this Agreement or otherwise available at law or in equity, either Party may terminate this Agreement at any time, effective upon the service of termination notice, without prejudice to any other legal rights to which such terminating Party may be entitled, upon the occurrence of any one or more of the following: i) material default by the other Party in performance of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice of such default to the defaulting Party unless (except with respect to a non-payment default) such default is not capable of being cured in such period in which event such period shall be extended so long as such Party has commenced curing such default in said period and diligently pursues curing the default; ii) the making by the other Party of an assignment for the benefit of creditors; iii) the appointment of a trustee, receiver or similar officer of any court for the other Party or for a substantial part of the property of the other Party, whether with or without consent of the other Party; or iv) the institution of bankruptcy, composition, reorganization, insolvency or liquidation proceedings by or against the other Party without such proceedings being dismissed within thirty (30) days from the date of the institution thereof. Furthermore, one Party may terminate the Agreement immediately in the event of a material breach of the Agreement by the other Party which is not reasonably capable of being cured or for a breach of Section 4.3 or Section 5.2. Notwithstanding the foregoing, the Agreement shall be coterminous with the sponsorship agreement between the Parties dated February 10, 2022 (“Sponsorship Agreement”) and the Agreement shall automatically terminate upon termination of the Sponsorship Agreement.

2.3	Obligations on Termination.

2.3.1.

Upon termination: (a) Andretti agrees to pay all amounts due to Zapata related to the Enterprise Solution set forth in the Order Form for or which Andretti otherwise previously agreed in writing to bear, including Excess Usage Charges, (b) Andretti shall not be entitled to a refund of any prepaid fees, and (c) each Party will return to the other Party, or certify the destruction of, all Confidential Information of such other Party.

3.	Enterprise Solution Services

3.1	Description. Zapata will provide Andretti with Enterprise Solution Services as set forth in the applicable Order Form.

3.2	Rights and Restrictions Regarding Zapata Materials.

3.2.1.

Subject to the terms and conditions of this Agreement and except as may be otherwise set forth in the applicable Order Form, Zapata hereby grants to Andretti a fully paid-up, perpetual, royalty-free, limited, non-exclusive, non-transferable, non-sublicensable right to use, copy and distribute the Zapata Materials, internally within Andretti only, and solely for Andretti’s internal business purposes.

Zapata Computing, Inc.

3.2.2.

Andretti will not and will not allow any third party to (a) publish, transmit, distribute, disclose, sublicense, rent, lease, loan, or otherwise provide any Zapata Materials or the content of any Zapata Materials to any third party; (b) alter, obscure, or remove any copyright, trademark, or other notice provided on or in connection with the Zapata Materials; or (c) use or permit access to the Zapata Materials except as explicitly permitted by this Agreement. If Andretti desires to publish, cite to, or distribute any Zapata Materials, Andretti must contact Zapata and obtain express permission for such action.

3.2.3.

The performance of any of the Enterprise Solution Services shall not affect the ownership of the Orquestra Technology and other related documentation or materials provided by Zapata under this Agreement.

3.3

Cooperation. Andretti hereby agrees to provide comprehensive and timely input, guidance, and approval, as well as access to office accommodations, facilities, equipment, personnel assistance, cooperation, complete and accurate Content.

4.	Rights and Restrictions Regarding Orquestra® Technology

4.1

Use Rights. Zapata hereby grants to Andretti a limited, non-exclusive, non-transferable, non-sublicensable right to access and use the Orquestra Technology which Andretti has ordered under the applicable Order Form for Andretti’s internal business operations and subject to any additional limitations that may be set forth on the applicable Order Form. Andretti’s license permits the use of the Orquestra Technology by individual Users up to the maximum number of seats within the limitations set forth on the applicable Order Form. Access credentials for the Orquestra Technology may not be used by more than one User, but may be transferred from one individual User to another if the prior User is no longer permitted to use the Orquestra Technology. Andretti is responsible for all acts and omissions of its Users, including without limitation any breaches of this Agreement caused by any User. With respect to any Zapata Software provided for installation locally on systems operated or controlled by Andretti, Zapata hereby grants to Andretti a limited, non-exclusive, non-transferable, non-sublicensable license to install and use a single copy, in machine-readable format, of such Zapata Software solely with such hardware at the site(s) on the servers and workstations that are from time-to-time authorized by Zapata and covered by this Agreement. Notwithstanding such license, title to the Zapata Software (including, without limitation Updates thereto) shall be and remain with Zapata at all times and shall not transfer to Andretti.

4.2

Excess Usage. Any use of the Orquestra Technology that exceeds the limitations on use as set forth in an Order Form may, at Zapata’s discretion, be subject to additional fees (“Excess Usage Charges”), which accrue from the date the excess use began. Zapata acknowledges it shall provide Andretti with reasonable advance written notice Andretti will exceed such limitations on use and agrees Andretti written approval is required prior to any Excess Usage Charges. Andretti will pay Excess Usage Charges at the rates set forth on the applicable Order Form, or if none are specified at Zapata’s then current rates for such charges. Andretti will, upon request, execute an additional Order Form or an Amendment to document expected additional usage beyond such limitations on use.

4.3

Restrictions on Use. Andretti will not, will not attempt, and will not permit any other person to: (a) use the Orquestra Technology for any purpose other than as permitted by Section 4.1 above; (b) reverse engineer, decompile, disassemble, or otherwise attempt to derive or access the source code or structure of the Zapata Software (other than as expressly permitted under applicable law in order to enable interoperability with other software); (c) provide, lease or lend the Orquestra Technology to any person or entity except as expressly authorized hereunder; (d) remove any proprietary notices or labels displayed on the Orquestra Technology; (e) make copies of any Orquestra Technology or create a derivative work of any part of the Orquestra Technology (other than SDK’s provided by Zapata, to the extent permitted in any associated license terms); (f) use the Orquestra Technology for any unlawful purpose; or (g) create Internet “links” to or from the Orquestra Technology, or “frame” or “mirror” any of the same; (h) upload, post, e-mail, otherwise transmit or post links to any material or content used on or in connection with the Orquestra Technology that: (1) Andretti does not have a right to transmit under any law or regulation or under contractual or fiduciary relationships (such as inside information, or proprietary and confidential information learned or disclosed as part of employment relationships or under nondisclosure agreements); or (2)

Zapata Computing, Inc.

contains software viruses, worms, Trojan horses, time bombs, trap doors or any other computer code, files or programs or repetitive requests for information designed to interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment or to diminish the quality of, interfere with the performance of, or impair the functionality of the network of Zapata; and/or (i) infringe any patent, trademark, service mark, trade secret, copyright or other proprietary rights of any party, or contribute to inducing or facilitating such infringement and Andretti will not permit, aid, or provide access to the Orquestra Technology to any third party for the purpose of engaging in any of the foregoing. Andretti is responsible for ensuring that no third party accesses the Orquestra Technology by means of Andretti’s login credentials. Andretti is solely responsible for obtaining any required consents to input, upload, provide, or process Andretti Materials and Andretti Third Party Materials.

4.4

Temporary Limitation of Access and Use Rights. Zapata may temporarily limit in full or in part Andretti’s or one or more its User(s)’ right to access or use the Orquestra Technology upon notice to Andretti (which will be reasonable prior notice unless Zapata reasonably believes immediate limitation is necessary) if Zapata reasonably determines that Andretti’s or a User’s use of the Orquestra Technology poses a security risk or threat to the function of the Orquestra Technology, or poses a security or liability risk or threat to Zapata, its Affiliates or any third party.

4.5

Updates to Zapata Software. Zapata may change or modify the functionality of any of the Zapata Software (“Update”), from time to time. Such Updates shall become effective upon reasonable notice to Andretti and shall not affect this Agreement, provided that the Update either (i) is reasonably required for security or legal compliance purposes or (ii) does not affect Andretti’s use of the Zapata Software in any material adverse way. In the event an Update fails to satisfy either of the foregoing criteria, then Andretti shall have the right to terminate this Agreement on thirty (30) days prior written notice to Zapata, during which 30-day period Zapata may elect to restore Andretti to the Zapata Software as they existed prior to the Update by reasonable means, including establishing an alternative hosted cloud for Andretti desiring to use such a legacy version, and, if so, such termination right shall not be effective. Andretti will promptly install any Updates to any components of the Zapata Software which are installed on systems operated or controlled by Andretti.

5.	Rights and Restrictions Regarding Andretti Materials and Andretti Third Party Materials

5.1

Use Rights. Andretti hereby grants to Zapata a limited, non-exclusive, non-transferable, non-sublicensable right to access and use the Andretti Materials and Andretti Third Party Materials which Andretti has provided under this Agreement in order for Zapata to perform its obligations under this Agreement. Zapata’s license permits the use of the Andretti Materials and Andretti Third Party Materials within the limitations set forth in this Agreement. Zapata is responsible for all acts and omissions of its representatives, including without limitation any breaches of this Agreement caused by any employee, subcontractor and representative. Notwithstanding such license, title to the Andretti Materials and Andretti Third Party Materials shall be and remain with Andretti or the applicable third parties at all times and shall not transfer to Zapata.

5.2

Restrictions on Use. Except to the extent necessary for Zapata to perform its obligations under this Agreement, Zapata will not, will not attempt, and will not permit any other person to: (a) use the Andretti Materials or Andretti Third Party Materials for any purpose other than as permitted by Section 5.1 above; (b) provide, lease or lend the Andretti Materials or Andretti Third Party Materials to any person or entity except as expressly authorized hereunder; (d) remove any proprietary notices or labels displayed on the Andretti Materials or Andretti Third Party Materials; (e) make copies of the Andretti Materials or Andretti Third Party Materials or create a derivative work of any part of the Andretti Materials or Andretti Third Party Materials; (f) use the Andretti Materials or Andretti Third Party Materials for any unlawful purpose. Zapata will not introduce any software viruses, worms, Trojan horses that is harmful to the network of Andretti. Zapata is responsible for ensuring that no third party accesses the Andretti Materials or Andretti Third Party Materials by means of Zapata’s login credentials. Zapata is solely responsible for obtaining any required consents to input, upload, provide, or process Zapata Materials.

5.3

Temporary Limitation of Access and Use Rights. Andretti may temporarily limit in full or in part Zapata’s right to access or use the Andretti Materials or Andretti Third Party Materials upon notice to Zapata (which will be reasonable prior notice unless Andretti reasonably believes immediate limitation is necessary) if Andretti

Zapata Computing, Inc.

reasonably determines that Zapata’s use of the Andretti Materials or Andretti Third Party Materials poses a security risk or threat to the function of the Andretti Materials or Andretti Third Party Materials, or poses a security or liability risk or threat to Andretti, its Affiliates or any third party.

6.	Charges and Payment

6.1

Charges. Subject to the terms of this Agreement and except as otherwise provided upon expiration or termination of this Agreement, Andretti agrees to pay the fees and expenses for the Enterprise Solution set forth on the applicable Order Form, including without limitation any reimbursable expenses relating to the Enterprise Solution to be provided under this Agreement and any applicable Excess Usage Charges (collectively, “Charges”). Charges are non-cancelable and non-refundable.

6.2

Taxes. The Charges do not include any taxes, levies, duties, or similar governmental assessments of any nature, including any value-added, sales, use, withholding, or other taxes due by virtue of Andretti’s purchase(s) under this Agreement (“Taxes”) all of which are the responsibility of Andretti. If Zapata has a legal obligation to pay or collect Taxes, Zapata may invoice Andretti for such amounts at any time, including after payment of the Charges, and Andretti will pay such amounts unless Andretti provides Zapata with a valid tax exemption certificate applicable to such amounts.

6.3

Payment. Unless otherwise set forth on the applicable Order Form or otherwise mutually agreed to in writing, all amounts are due in U.S. dollars and payable within thirty (30) days after receipt of an invoice from Zapata (“Due Date”). In the event Andretti disputes the amount of any invoice for any reason, Andretti shall advise Zapata in writing prior to the Due Date of the portion of the Charges which Andretti disputes and make timely payment of any undisputed portion. As to any Charges, other than Charges properly disputed prior to the Due Date, that remain unpaid by the Due Date, then without limitation to any additional rights Zapata may have, whether statutory, contractual, legal, or equitable: (i) Andretti shall accrue interest at a rate of 1.5% of the outstanding balance each month (or such lower amount as is permitted under applicable law) and (ii) Zapata may suspend Andretti’s license or access to the Orquestra Technology or the provision of Enterprise Solution Services until all outstanding amounts are paid in full.

7.	Confidentiality

7.1

Permitted Use. The Parties acknowledge that, in the course of performance of this Agreement, a Disclosing Party may find it necessary to disclose or permit access to Confidential Information to the Receiving Party and its personnel for the purposes of this Agreement. Such Confidential Information disclosed to a Receiving Party will be held in confidence by the Receiving Party and not disclosed to others or used except as expressly permitted under this Agreement or as expressly authorized in writing by the Disclosing Party. Each Party will use the same degree of care to protect the other Party’s Confidential Information as it uses to protect its own information of like nature, but in no circumstances less than reasonable care.

7.2

Permitted Disclosure. Notwithstanding anything to the contrary in this Section 7, Confidential Information may be disclosed by a Receiving Party: (a) to those of its Affiliates, employees, agents, and consultants who require it in connection with their duties in performing such Party’s obligations under this Agreement and who are contractually or legally obligated to hold such Confidential Information in confidence and restrict its use consistent with the Receiving Party’s obligations under this Agreement; (b) to the Receiving Party’s auditors, outside counsel, accountants and other similar business advisors, or in connection with an actual or prospective sale or transfer of assets; and (c) to the extent required by law, pursuant to a duly authorized subpoena, court order or government authority, provided that: (i) the Receiving Party provides the Disclosing Party with sufficient advance notice of such disclosure requirement or obligation to permit Disclosing Party to seek a protective order or other appropriate remedy protecting its Confidential Information from disclosure; and (ii) Receiving Party limits the release of the Confidential Information to the greatest extent possible under the circumstances.

7.3

Exceptions. Obligations under Section 7.2 will not apply to information that is: (a) in the public domain or generally available to the public prior to receipt thereof by the Receiving Party from the Disclosing Party, or which subsequently becomes part of the public domain or generally available to the public before any wrongful act of

Zapata Computing, Inc.

the Receiving Party or an employee or agent of the Receiving Party; (b) later received by the Receiving Party from a third party, unless the Receiving Party knows or has reason to know of an obligation of secrecy of the third party to the Disclosing Party with respect to such information; (c) developed by the Receiving Party independent of such information received from the Disclosing Party; (d) could be developed independently without reference to Confidential Information by a person of ordinary skill in the art; or (e) as to which the Disclosing Party has consented to disclosure.

8.	Intellectual Property Rights

8.1

Ownership by Andretti. As between the Parties, Andretti owns and will continue to own all right, title and interest in and to the Andretti Materials (and, to the extent applicable, Zapata hereby assigns all right, title and interest in and to the same) and the applicable third parties will continue to own all right, title and interest in and to Andretti Third Party Materials. All use rights not expressly granted herein are reserved to Andretti or the applicable third party. Andretti grants Zapata the limited right to view, modify, collect and use Andretti Materials and Andretti Third Party Materials, for the purpose of providing the Orquestra Technology and for Zapata’s internal purposes, including improving Zapata’s products and services and communications with Andretti. The Andretti Materials and Andretti Third Party Materials and all information which is provided to Zapata by Andretti under this Agreement is confidential and considered Confidential Information of Andretti. Notwithstanding the foregoing, Zapata may use anonymized or general information derived from such Andretti Materials and aggregate it with information from other customers (“Non-Identifiable Aggregated Data”) for Zapata’s business purposes, including without limitation for analyzing customer needs and improving its services. Zapata will own all right, title and interest in any such Non-Identifiable Aggregated Data.

8.2

Ownership by Zapata. Except for the Andretti Materials or Andretti Third Party Materials, as between the Parties, all right, title and interest in and to the Orquestra Technology, Enterprise Solution Services and all modifications, enhancements and derivatives of the Orquestra Technology, and all Intellectual Property contained in or protecting, or potentially protecting, any of the foregoing, shall be owned by Zapata (and, to the extent applicable, Andretti hereby assigns all right, title and interest in and to the same). All use rights in and to the Orquestra Technology not expressly granted herein are reserved to Zapata. The Orquestra Technology and all information which is provided to Andretti by Zapata under this Agreement is confidential and considered Confidential Information of Zapata, including, but not limited to, drawings, documentation, object code, source code, computer program listings, techniques, algorithms, processes, technical and marketing information products, specifications, formulae, equipment, business strategies, customer lists, know-how, pricing information, inventions, ideas, and their potential uses. Notwithstanding the foregoing, Andretti may retain the Andretti Materials in its hosted locations and format upon termination or expiration of the Agreement.

8.3

Assignment. No assignment of the ownership of any Intellectual Property Rights shall be granted or implied by the terms of this Agreement, except as may be expressly provided in an Order Form or separate written agreement which recites that it is amending this Section 8.3.

8.4	License. No license to any IPR shall be granted or implied by the terms of this Agreement, except as set forth in Sections 3.2.1, 4.1 and 5.1 above or as expressly provided in any Order Form.

8.5

Feedback and Residuals. If either Party provides to the other Party any Feedback relating to such other Party’s goods or services, then such other Party shall be entitled to unrestricted use of the Feedback for any purpose whatsoever, commercial or otherwise, without compensation, and the Party providing the Feedback shall have no recourse for any alleged or actual infringement or misappropriation of any proprietary right in the Feedback. Nothing will restrict any Party from using any Residuals for the purpose of improving such Party’s own goods or services and the other Party shall have no recourse for any alleged or actual infringement or misappropriation of any proprietary right in the Residuals. For clarity, nothing in this Section 8.5 shall constitute an express or implied license to any IPR.

Zapata Computing, Inc.

9.	Security and Privacy

9.1

Security. Zapata will use commercially reasonable efforts to maintain industry standard safeguards reasonably designed to protect the confidentiality and integrity of and to prevent unauthorized access to, or use of, Andretti’s Confidential Information.

9.2	Privacy. Each Party will comply with all privacy laws applicable to and binding upon such Party in the performance of its obligations or exercise of its rights under this Agreement.

10.	Zapata Third Party Materials

10.1

Availability. Zapata may make available (or provide references to) certain Zapata Third Party Materials. Andretti agrees that: (a) Zapata may add or substitute functionally equivalent products for any Zapata Third Party Materials, (b) the provision of such Zapata Third Party Materials is subject to availability from third parties from which the Zapata Third Party Materials originate, and (c) ZAPATA SHALL HAVE NO LIABILITY SHOULD SUCH ZAPATA THIRD PARTY MATERIALS BECOME UNAVAILABLE FOR ANY REASON OR BECOME NO LONGER AVAILABLE UNDER COMMERCIALLY REASONABLE TERMS.

10.2	Subject to Zapata Third Party Requirements and Restrictions. The use of any Zapata Third Party Materials is subject to, and Andretti shall comply with, any applicable Zapata Third Party EULA.

10.3

Zapata Third Party Content. Zapata Third Party Content selected by Andretti may be used by Andretti at Andretti’s election. Zapata Third Party Content selected by Andretti may include separate fees and charges payable to Zapata and/or the third-party licensor of such Zapata Third Party Content.

10.4	No Warranty. ALL ZAPATA THIRD PARTY MATERIALS ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITH NO WARRANTY OF ANY KIND.

11.	Andretti Third Party Materials

11.1

Availability. Andretti may make available (or provide references to) certain Andretti Third Party Materials. Zapata agrees that: (a) the provision of such Andretti Third Party Materials is subject to availability from third parties from which the Andretti Third Party Materials originate, and (b) Andretti has the rights and necessary consents to provide the Andretti Third Party Materials to Zapata for the purposes necessary for Zapata to perform it obligations under this Agreement.

11.2	No Warranty. Except as set forth above, ALL ANDRETTI THIRD PARTY MATERIALS ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITH NO WARRANTY OF ANY KIND.

12.	DISCLAIMER OF WARRANTIES.

12.1

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ZAPATA MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENTERPRISE SOLUTION SERVICES OR ORQUESTRA TECHNOLOGY, OR THE AVAILABILITY, FUNCTIONALITY, PERFORMANCE, LOSS OF DATA OR RESULTS OF USE OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING ZAPATA THIRD PARTY MATERIALS WHICH ZAPATA MAY SUPPLY OR REFER TO ANDRETTI. WITHOUT LIMITING THE FOREGOING, DURING THE TERM, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ZAPATA DISCLAIMS ANY WARRANTY THAT THE ENTERPRISE SOLUTION SERVICES OR ORQUESTRA TECHNOLOGY, OR ZAPATA THIRD PARTY MATERIALS WILL BE ACCURATE, ERROR-FREE, UNINTERRUPTED, OR SUITABLE FOR ANY PARTICULAR PURPOSE. DURING THE TERM, ZAPATA MAKES NO, AND HEREBY DISCLAIMS ANY, IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, OF FITNESS FOR ANY PARTICULAR PURPOSE OR ARISING BY USAGE OF TRADE, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE. DURING THE TERM, ZAPATA FURTHER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE USE OF, INCLUSION OF, OR RELIANCE ON ANY OPEN SOURCE SOFTWARE OF ANY TYPE IN CONNECTION WITH THE ENTERPRISE SOLUTION SERVICES OR ORQUESTRA TECHNOLOGY. ANDRETTI IS SOLELY RESPONSIBLE FOR ITS USE OF ANY ZAPATA

Zapata Computing, Inc.

MATERIALS OR RESULTS AND ZAPATA SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR ANY ACTIONS OR OMISSIONS TAKEN BY ANDRETTI OR ANY THIRD PARTY IN RELIANCE UPON OR BASED ON THE USAGE OF ANY ZAPATA MATERIALS OR RESULTS.

12.2

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ANDRETTI MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE ANDRETTI MATERIALS OR ANDRETTI THIRD PARTY MATERIALS, OR THE AVAILABILITY, FUNCTIONALITY, PERFORMANCE, LOSS OF DATA OR RESULTS OF USE OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING ANDRETTI THIRD PARTY MATERIALS WHICH ANDRETTI MAY SUPPLY OR REFER TO ZAPATA. WITHOUT LIMITING THE FOREGOING, DURING THE TERM, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ANDRETTI DISCLAIMS ANY WARRANTY THAT THE ANDRETTI MATERIALS OR ANDRETTI THIRD PARTY MATERIALS WILL BE ACCURATE, ERROR-FREE, UNINTERRUPTED, OR SUITABLE FOR ANY PARTICULAR PURPOSE. DURING THE TERM, ANDRETTI MAKES NO, AND HEREBY DISCLAIMS ANY, IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, OF FITNESS FOR ANY PARTICULAR PURPOSE OR ARISING BY USAGE OF TRADE, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE. DURING THE TERM, ANDRETTI FURTHER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE USE OF, INCLUSION OF, OR RELIANCE ON ANY OPEN SOURCE SOFTWARE OF ANY TYPE IN CONNECTION WITH THE ANDRETTI MATERIALS OR ANDRETTI THIRD PARTY MATERIALS.

13.

Insurance. Zapata agrees to provide Andretti with a certificate of insurance from its insurance broker stating that it has or will have during the Term of the Agreement one or more insurance policies in force covering all of its activities directly or indirectly relating to the performance of its obligations hereunder and providing the insurance described as follows: i) Commercial General Liability (CGL) Insurance in an amount not less than $5,000,000.00 combined single limit which shall include products and completed operations, advertiser’s liability, and contractual liability; ii) Professional Liability or Technology Errors and Omissions Insurance in an amount not less than $5,000,000.00; iii) Worker’s Compensation Insurance, Employer’s Liability Insurance and any other type of insurance which is required in accordance with the laws of the State of Indiana. The certificate of insurance shall also certify that Andretti, its parent, subsidiaries, and Affiliates, and their respective shareholders, members, directors, officers, employees and agents (collectively the “Andretti Indemnified Parties”) are additional insureds under the aforesaid liability policies, shall specifically state that coverage as it pertains to the Andretti Indemnified Parties shall be primary and noncontributory regardless of any other coverage which may be available to the Andretti Indemnified Parties, and shall include a waiver of subrogation in favor of the Andretti Indemnified Parties.

14.	Indemnification

14.1

Indemnification by Zapata. Zapata will defend, indemnify and hold harmless Andretti from all losses, damages, costs (including attorney’s fees and court costs) suffered by Andretti and directly resulting from any infringement or violation by Zapata of any intellectual property right of any third party.

14.2

Indemnification by Andretti. Andretti will defend, indemnify and hold harmless Zapata from all losses, damages, costs (including attorney’s fees and court costs) suffered by Zapata and directly resulting from any infringement or violation by Andretti of any intellectual property right of any third party.

14.3	Indemnity Exceptions.

14.3.1.

Andretti understands that the Enterprise Solution Services and Orquestra Technology to be provided rely in part on Zapata Third Party Materials, and that Zapata cannot indemnify Andretti for infringement claims that may arise from or relate to Zapata Third Party Materials. Zapata’s obligations under Section 14.1 will not apply if the claim results from: (i) Andretti’s breach of Section 4, or (ii) use of any Orquestra Technology. In the event a claim is made or likely to be made, Zapata may: (i) procure for Andretti the right to continue using the Orquestra Technology under the terms of the Agreement, or (ii) replace or modify the Orquestra Technology to be non-infringing without a material de-crease in functionality. If these options are not commercially reasonable, in Zapata’s sole discretion, Zapata may terminate Andretti’s license to the affected Orquestra Technology upon written notice to the Andretti.

Zapata Computing, Inc.

14.4	Limitation.

14.4.1.

THE FOREGOING STATES THE ENTIRE OBLIGATION OF ZAPATA AND ITS SUPPLIERS, AND THE EXCLUSIVE REMEDY OF ANDRETTI IN CONNECTION WITH THIS AGREEMENT, WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO ANDRETTI SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND ZAPATA DISCLAIMS, ALL WARRANTIES OF TITLE AND NON-INFRINGEMENT WITH RESPECT TO THE ORQUESTRA TECHNOLOGY AND ENTERPRISE SOLUTION SERVICES.

14.4.2.

THE FOREGOING STATES THE ENTIRE OBLIGATION OF ANDRETTI, AND THE EXCLUSIVE REMEDY OF ZAPATA IN CONNECTION WITH THIS AGREEMENT, WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO ZAPATA SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND ANDRETTI DISCLAIMS, ALL WARRANTIES OF TITLE AND NON-INFRINGEMENT WITH RESPECT TO THE ANDRETTI MATERIALS AND ANDRETTI THIRD PARTY MATERIALS.

15.	Limitation of Liability

15.1

Waiver of Damages. OTHER THAN AS MAY ARISE OUT OF THE INDEMNITY OBLIGATIONS UNDER SECTION 14 AND FOR DAMAGES ARISING OUT OF A BREACH OF SECTIONS 4 AND 5, NEITHER PARTY WILL HAVE LIABILITY WITH RESPECT TO THE ORQUESTRA TECHNOLOGY, ANDRETTI MATERIALS OR ANDRETTI THIRD PARTY MATERIALS, OR ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE, FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, PUNITIVE DAMAGES, LOSS OF PROFITS, LOSS OF DATA, THE COST OF COVER, SECURITY AND DATA BREACHES, AND FAILURE TO ACCESS ZAPATA SOFTWARE, ZAPATA THIRD PARTY MATERIALS, AND/OR ANDRETTI MATERIALS OR ANDRETTI THIRD PARTY MATERIALS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.2

Limitation of Liability. OTHER THAN AS MAY ARISE OUT OF THE INDEMNITY OBLIGATIONS UNDER SECTION 14 AND FOR DAMAGES ARISING OUT OF A BREACH OF SECTIONS 4 AND 5, EACH PARTY’S TOTAL LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION INCLUDING WITHOUT LIMITATION, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, AND OTHER TORTS, AND BREACH OF CONTRACT IS LIMITED TO THE AMOUNT OF FEES DUE UNDER THE APPLICABLE ORDER FORM.    THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

15.3

Other Limitations. Except as set forth in Sections 14.1 and 14.2, the obligations of one Party under this Agreement run only to the other Party and not to the other Party’s Users, Affiliates, customers, or any other persons and under no circumstances will any other person be considered a third-party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Each Party will have no rights or remedies against the other Party except as specifically provided in this Agreement.

16.	General

16.1

Assignment. Neither Party shall assign its rights or performance obligations under this Agreement without the prior written consent of the other (other than (a) to a parent company or any wholly owned subsidiary of such parent company, where the assignee agrees to be bound by all obligations and the assignor guarantees the performance of all obligations or (b) in connection with a merger or sale of all or substantially all of a Party’s assets or securities). This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their approved successors and assigns, which, unless otherwise stated in the consent to assignment, shall be substituted for the assignor as a Party to this Agreement for all rights and obligations arising after the approved assignment.

16.2

Compliance with Legal Requirements. Each Party shall be responsible, at its expense, for complying with all applicable laws and regulations of each jurisdiction where the Orquestra Technology or Enterprise Solution

Zapata Computing, Inc.

Services are performed or where the Orquestra Technology is delivered (as applicable), including laws and regulations pertaining to the access to or use of the Orquestra Technology and Andretti Materials or Andretti Third Party Materials.

16.3

Usage Verification. Zapata may monitor and review use to verify compliance with any usage limitations contained in this Agreement or an Order Form, and upon request Andretti will provide all relevant information reasonably requested by Zapata, or its designee, for the purpose of determining compliance with any usage limitations.

16.4

Analyses. Zapata or Zapata Affiliates may create analyses utilizing, in part, Andretti Materials and information derived from Andretti’s use of the Orquestra Technology and Enterprise Solution Services, as set forth below (“Analyses”). Analyses will anonymize and aggregate information and will be treated as Zapata Materials. Unless otherwise agreed, personal data contained in Andretti Materials is only used to provide the Orquestra Technology and Enterprise Solution Services. Analyses may be used for Zapata’s business purposes including, without limitation, product improvement (in particular, product features and functionality, workflows and user interfaces), development of new products and services, improving resource allocation and support, internal demand planning, training and developing machine learning algorithms, improving product performance, verification of security and data integrity, identification of industry trends and developments, creation of indices and anonymous benchmarking.

16.5

Force Majeure. Each Party will promptly notify the other upon becoming aware that a Force Majeure Event has occurred or is likely to occur and will use reasonable efforts to minimize any resulting delay in, interference with or prohibition of the performance of its obligations hereunder. Notwithstanding anything in this Agreement to the contrary, neither Party will be liable for any result of a Force Majeure Event, except that, if a Force Majeure Event precludes Zapata from providing Enterprise Solution Services, Zapata shall negotiate in good faith to make available a mutually agreed upon remedy of relatively equal value to the services Andretti would have been entitled that a Force Majeure Event precluded Zapata from providing.

16.6

Notices. All notices required to be given in writing under this Agreement shall be in writing and shall be made by (and effective upon receipt of) delivery in person, by courier service, or by registered or certified mail (postage prepaid, return receipt requested) at the physical address of the Party shown on the Signature Page. A required copy of any such notice shall be provided by to any email address specified on the Signature Page.

16.7

Audit. Zapata, or its designee, will have the right to perform audits regarding Andretti’s use of the Orquestra Technology, at reasonable intervals, upon reasonable notice during the term and a period of one (1) year after termination of this Agreement. Andretti agrees to make all relevant information available to Zapata, and as appropriate, to Zapata’s designee.

16.8

Means of Providing. Zapata will determine the methods and means of performing the Enterprise Solution Services and may engage third parties, including Subcontractors, to perform some or all of the work.

16.9

Entire Agreement and Order of Precedence. This Agreement and/or any attachments, addenda, and exhibits hereto constitutes the entire agreement of the Parties, superseding all prior written and oral understandings and agreements between the Parties and will not be modified except in writing and signed by both Parties. To the extent of any conflict or inconsistency between the provisions in the body of this Agreement and any attachment, the provisions in the body of this Agreement shall prevail except to the extent the conflict relates to pricing, payment terms, or other terms specific to the product(s) or services set forth in such attachment, in which case such attachment shall prevail. Any NDAs executed between the Parties shall not apply to the subject matter hereof but otherwise remain in force and effect.

16.10	Heading and Captions. The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.11

No Partnership, Joint Venture, or Fiduciary Relationship Created. This Agreement does not constitute a joint venture or partnership arrangement between the Parties and it does not create any relationship of principal and agent, or otherwise between the Parties. Neither Party will be liable for obligation incurred by the other, except as might otherwise be expressly provided in this Agreement. All employees of each Party will remain the employee of that Party and will not be subject to any direction or control by the other Party. Each Party will maintain its own professional liability and workers’ compensation insurance for its own employees and will withhold and pay all

Zapata Computing, Inc.

applicable payroll and other taxes, and obligations of an employer with respect to its employees. Nothing contained in this Agreement will be interpreted as creating a partnership, joint venture, or employment relationship of the Parties, it being understood that the sole relationship created hereby is one of independent contractor.

16.12

Remedies. Each Party shall be entitled to seek injunctive relief restraining the breach or threatened breach of each Party’s obligation under Sections 4, 5 and 7 of this Agreement or the enforcement of any of the covenants in this Agreement, and to specific performance thereof. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of said Sections, and agree to waive the defense in any action for injunctive relief or specific performance that a remedy at law would be adequate. Neither Party shall be required to furnish a bond in order to obtain equitable relief and if bond cannot be waived, security thereon shall not be required.

16.13	Applicable Law. This Agreement is to be interpreted, construed and governed according to the laws of the State of Indiana, without regard to conflicts of law principles.

16.14

Dispute Resolution. If a dispute arises between Andretti and Zapata under this Agreement, the Parties shall attempt to resolve such dispute by good faith negotiation for at least sixty (60) days prior to resorting to arbitration. If the Parties are unable to resolve the dispute after such good faith negotiation, such dispute shall be determined confidentially by binding arbitration in New Castle County, Delaware conducted with the commercial arbitration rules of JAMS by a mutually selected single arbitrator of national standing who routinely engages in valuing multi-media and sponsorship rights in the motorsports industry similar to the rights covered under this Agreement and having no affiliation with either Party. The arbitrator shall have the authority to award any remedy or relief that a State Court of New Castle County, Delaware or United States District Court for the district of Delaware could order or grant, and no other remedy or relief. Judgment upon the award may be entered in any court having jurisdiction thereof and shall be final, binding, and unappealable. The arbitrator has no authority to award punitive, exemplary or multiplied damages, and such damages shall not be recoverable by any other process or in any other proceeding. The Parties shall share equally in the cost of such arbitration, excluding each individual Party’s attorney’s fees, expert fees and other party-specific costs of participating in such arbitration. The Parties agree to maintain the confidential nature of the arbitration proceeding and the award, including the arbitration hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a provisional remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. Notwithstanding the above, either Party may file a complaint to seek a preliminary injunction or other provisional judicial relief at any time if, in its sole judgment, an injunction or other provisional relief is necessary to avoid irreparable damage to or to preserve the status quo.

16.15

Venue. Jurisdiction. Any claims shall be brought exclusively in the State Courts of New Castle County, Delaware or United States District Court for the district of Delaware. Each of the Parties irrevocably consents to the personal jurisdiction of such courts, and all courts to which appeals may be taken from such courts, agrees to accept service of process by certified or registered mail and hereby irrevocably waives any rights to a jury trial of any claim or cause of action arising out of or relating to this Agreement, and any jurisdictional or venue defenses otherwise available to it.

16.16

Attorneys’ Fees. If either Party prevails in any suit or proceeding relating to this Agreement, the prevailing Party will have the right to recover from the non-prevailing Party its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment.

16.17

Severability. Compliance with the Law. If any part of this Agreement is declared unenforceable or invalid, the remainder will continue to be valid and enforceable. If a reasonable basis exists for believing that any provision of this Agreement violates any law, then the Parties shall promptly modify this Agreement to the extent necessary to bring about compliance with such law; provided, however, that if such modification would cause this Agreement to fail in its essential purpose or purposes, it shall be deemed terminated by mutual agreement of the Parties.

16.18

Publicity. Each Party is permitted to state publicly that it is in a contract with the other. Each Party may publish a brief description of Andretti’s use of the Enterprise Solutions and may use the other’s name, logo, trademark, or

Zapata Computing, Inc.

trade dress to identify the other as a customer or provider (as applicable) on any of the Party’s websites, client or provider lists, press releases, and/or other marketing or promotional materials only upon the prior written approval of the other Party. Any public use hereunder by either Party (a) shall be consistent with any trademark or branding guidelines provided by the other Party and (b) shall in no event disparage or demean the other Party.

16.19

Compliance With Laws; Export, Import. Each Party will retain responsibility for its (and its Affiliates, employees, agents, representatives, and Users) compliance with all federal, provincial and local laws and regulations applicable to their respective businesses. Each Party will retain responsibility for its (and its Affiliates, employees, agents, representatives, and Users) compliance with all applicable export control laws and economic sanctions laws relating to its respective business, facilities, and the provision of services or products to third parties. Applicable export control or economic sanctions laws include Canadian export control and economic sanctions laws (such as the Export and Import Permits Act, Special Economic Measures Act and regulations made pursuant to those laws) and U.S. export control and economic sanctions laws, regulations and programs (such as the Export Administration Regulations, the International Traffic in Arms Regulations, and U.S. economic sanctions programs). The parties will comply with Canadian and U.S. export control and economic sanctions laws with respect to the export or re-export of U.S. origin goods, software, services and/or technical data, or the direct product thereof, as such laws relate to this Agreement. Except as otherwise agreed, Andretti reserves the right at its sole discretion to decline receipt of any such regulated items. For the purposes of this Agreement, “CASL” means An Act to Promote the Efficiency and Adaptability of the Canadian Economy by Regulating Certain Activities that Discourage Reliance on Electronic Means of Carrying out Commercial Activities, and to Amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act, Statutes of Canada 2010, c 23. In the event that Andretti may need to install Software provided by Zapata for the purposes of this Agreement, any Zapata directives or instructions (if any) as to the manner in which Andretti shall install any computer programs so as to comply with CASL shall be provided by Zapata in writing.    Each Party represents and warrants to the other Party that it: (a) is not a (and that it shall not export, transfer or import the Software to any) person or entity on any of the U.S. Government’s Lists of Parties of Concern (http://www.bis.doc.gov/index.php/policy-guidance/lists-of-parties-of-concern) or applicable international specially-designated parties or economic sanctions programs; and (b) will not export or transfer any of the Orquestra Technology into any U.S. embargoed countries. Zapata and Andretti hereby each agree that the Enterprise Solution Services will be provided and used, respectively, in compliance with all applicable export laws and regulations.

16.20

Survival. The terms, provisions, representations, and warranties contained in this Agreement whereby their sense and context are intended to survive the performance and termination of this Agreement, shall so survive the completion of performance and termination of this Agreement, expressly including without limitation the confidentiality, intellectual property, audit and usage verification, analyses, indemnification, and limitation of liabilities provisions.

Zapata Computing, Inc.

ZAPATA ENTERPRISE SOLUTION SUBSCRIPTION AGREEMENT

ORDER FORM

This Order Form is made a part of and incorporated into the Zapata Enterprise Solution Subscription Agreement (the “Agreement”) between the Parties. The Term of this Order Form is effective February 10, 2022 (the “Effective Date”) and continues up through and including December 31, 2024, unless earlier terminated pursuant to the terms and conditions of the Agreement.

The total Charges under this Order Form are Five Million USD ($5,000,000.00). Subject to Zapata’s payment of the Sponsorship Fee to Andretti pursuant to the Sponsorship Agreement and the other terms and conditions of the Agreement, the Charges are due and payable in advance on the following schedule:

2022	$1,000,000.00 USD

Payment Dates	Amount
February 15, 2022	$250,000.00 USD
April 15, 2022	$250,000.00 USD
June 15, 2022	$250,000.00 USD
August 15, 2022	$250,000.00 USD

2023	$2,000,000.00 USD

Payment Dates	Amount
February 15, 2023	$500,000.00 USD
April 15, 2023	$500,000.00 USD
June 15, 2023	$500,000.00 USD
August 15, 2023	$500,000.00 USD

2024	$2,000,000.00 USD

Payment Dates	Amount
February 15, 2024	$500,000.00 USD
April 15, 2024	$500,000.00 USD
June 15, 2024	$500,000.00 USD
August 15, 2024	$500,000.00 USD

Third-party costs and out-of-pocket expenses (e.g., hardware access, hosting, cloud service charges for pre- and post-processing and charges of hardware vendor) will incur additional Charges as set forth below and in the Terms and Conditions.

SUMMARY OF ENTERPRISE SOLUTION

ORQUESTRA® TECHNOLOGY

Orquestra® Subscription – Orquestra® Cloud + Edge

Deployment, Maintenance, and Support:

Orquestra Cloud Hosted by Zapata.

Orquestra Edge installed on Andretti hardware.

Zapata Computing, Inc.

1

Hosting and Runtime:

Hosting fees for access to Orquestra Cloud, and connectivity to quantum hardware will be billed as incurred.

Standard Orquestra Training Included

Setup Data Lake and Collaboration Environment	Anticipated:	Y1
Use Case Discovery & Research	Anticipated:	Y1
Application Pilot Design	Anticipated:	Y1
Application Pilot Testing (vs. Race Season)	Anticipated:	Y2
Implement Initial Application	Anticipated:	Y3

Additional Terms for Enterprise Solution Services are attached hereto as Appendix A, which is incorporated herein and made a part of this Order Form.

Zapata Computing, Inc.

2

Appendix A

Additional Terms for Enterprise Solution Services

This Appendix A sets forth the provision of Enterprise Solution Services by Zapata for the benefit of Andretti for the Enterprise Solution Services specified below. Unless otherwise specified in Appendix A, the capitalized term used in this Appendix shall have the meaning set forth in the Order Form and Agreement.

Section 1: Background

The purpose is to help solve race-critical problems and create a winning advantage for Andretti’s racing team.

Section 2: General Description

•	Setup Data Lake: Zapata will use the Data Lake and replicate Andretti’s current environment in a modern cloud architecture on AWS, powered by Orquestra®.

•	Data Lake means the Zapata technology stack made available for use by Andretti to store and query Andretti Materials.

•

Setup Collaboration Environment: Zapata will integrate Orquestra infrastructure with the Data Lake and infrastructure to facilitate collaboration so we can surface and research various use cases that have near-term impact.

•

Use Case Discovery and Research: Zapata scientists and engineers will work together with Andretti subject matter experts to identify valuable machine learning use cases and formulate machine learning applications that address Andretti’s unique opportunities. The machine learning applications should meet the use case goals while addressing the unique performance and infrastructure challenges of car racing. Potential use cases shall be mutually agreed upon by the Parties in writing and may include race strategy and wind tunnel data analytics.

•

Application Pilot Design: Once we have converged on an application (or several), we will begin designing and testing a pilot (or multiple pilots) with an agile mindset. Throughout this process, the Feedback from Andretti’s experts will be required to test and improve the pilot.

•

Application Pilot Testing: Based on progress planned for Year 2 (2023), the pilot(s) will compete with actual race results and decision making, so we can measure impact and performance without disrupting operations. Throughout this process, the Feedback from Andretti’s experts will be required to test and improve the pilot.

•	Application Implementation: Implement selected pilot uses cases, if any, for the following season and continue to surface, research and develop use cases into applications.

•

Zapata Software: when available and appropriate, Data Lake, Orquestra Edge, Orquestra Micro, QuantumOps, Orquestra Applications, Orquestra Studio, Orquestra Suites, Orquestra Platform, and as identified by Zapata from time to time necessary for the Enterprise Solution.

Section 3: Engagement Model

The following is an estimated engagement model that is subject to change over time and shall be mutually agreed upon by the Parties in writing.

Setup, Discovery and Application Design

•	Setup Data Lake and Collaboration Environment

(replicate current environment in modern cloud architecture)

•	Zapata Software subscription

Zapata Computing, Inc.

3

•	Use Case Discovery & Research

•	Application Pilot Design

Application Pilot(s)

•	Application Pilot Testing (vs. Race Season)

•	Zapata Software subscription

Application Implementation(s)

•	Implement Initial Application

•	Zapata Software subscription

•	New Application Pilot(s) Design

Section 4: Training

Zapata will provide standard training to Andretti teams on the Zapata’s Software and enterprise data asset for uses beyond specific scoped projects.

Zapata will provide timely access to or provisioning of necessary network components for purposes of data ingestion and integration.

Section 5: Project Management/Governance

5.1	Joint Team Approach

The joint team of Andretti and Zapata’s science and engineering teams will work towards achieving the objectives in this Order Form. Andretti and Zapata will each appoint one (1) individual to serve as the primary point of contact. Andretti will provide expertise in and access to the underlying Andretti Materials, prioritization of business questions to investigate, and design of required workflows, in addition to appropriate subject matter experts and personnel and other information necessary for all purposes hereunder. In addition, Andretti will provide access to or provisioning of necessary network components for purposes of data ingestion and integration. Zapata will bring data scientists and machine learning, quantum scientists, software/cloud engineers and data engineers for all purposes hereunder. The Parties agree that, among other things, to conduct collaborative work between the Zapata and Andretti teams Zapata scientists and/or engineers at times might have to be embedded in Andretti operations to perform the Enterprise Solution Services for agreed upon use cases and get direct, live feedback from Andretti engineers and technical staff.

5.2	Regular Touchpoints

The Parties will hold weekly (or earlier, if requested) check-ins with all personnel necessary to provide or participate in timely feedback and iteration within the use case discovery context. These meetings may take numerous forms—including working or training sessions, project updates, or informal reviews of progress, risks, and findings. In addition, both Parties anticipate more comprehensive review meetings with all applicable stakeholders as needed based on work performed.

Section 6: Acknowledgment of Potential Additional Business Needs

The Parties recognize and understand that due to the long-term nature of this Agreement, the Parties may experience additional (not reduced) needs that may arise within the term of this Order Form that are consistent with the mutual goals hereof. In such case, the Parties agree to work in good faith to address these additional business needs and, if necessary, modify or amend the terms hereof or of applicable work projects consistent with the original purpose of this Agreement.

Zapata Computing, Inc.

4

This Order Form has been executed by the duly authorized representatives of the Parties as of the Effective Date.

Zapata Computing, Inc.		Andretti Autosport Holding Company, Inc.

By:	/s/ Christopher Savoie	By:	/s/ J-F Thormann
Name:	Christopher Savoie	Name:	J-F Thormann
Title:	CEO		President
Date:	February 10, 2022	Date:	February 10, 2022

Zapata Computing, Inc.

5